EX 10.72

LETTER AGREEMENT

BEAUFORT CAPITAL PARTNERS LLC

660 White Plains Road, Suite 455

Tarrytown, NY 10591

June 25, 2014

Re: Loan to iHookup Social, Inc.

Dear Mr. Rositano:

Beaufort Capital Partners LLC (“Beaufort”) hereby agrees to loan (the “Loan”) up to Four Hundred Thousand Dollars ($400,000) to iHookup Social, Inc., a Nevada corporation. The Loan shall be made as requested in writing by iHookup in monthly installments of One Hundred Thousand Dollars ($100,000) each. Upon the written request of iHookup during the term of this Letter Agreement, and so long as no Event of Default (as defined in the Note or the Stock Pledge Agreement) has occurred, Beaufort shall make advances to iHookup. Each advance shall be made within three (3) days of the receipt of the written request from iHookup and evidenced by a Secured Promissory Note (the “Note”) in form and substance as attached hereto as Exhibit A. Each Note shall be secured by a pledge of 8,000,000 shares of common stock of iHookup provided by Copper Creek Holdings, LLC. Such collateral shall be pledged under the terms and conditions of that certain Stock Pledge Agreement attached hereto as Exhibit B.

Beaufort is authorized to make any advance as provided in this Letter Agreement based upon written instructions received from Robert Rositano, Jr. or Dean Rositano, officers of iHookup. Beaufort shall have no duty to make inquiry or verify the authority of such persons and iHookup shall hold Beaufort harmless from any damages, claims, or liability by reason of Beaufort's honor of such instructions or request.

This Letter Agreement shall be effective on the date executed by each of the parties hereto and remain in full force and effect until October 1, 2014. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Beaufort may terminate its obligations under this Letter Agreement without notice.

If this Letter Agreement meets with the parties’ approval, please indicate acceptance of the above terms by signing where indicated below.

AGREED AND ACCEPTED:

IHOOKUP SOCIAL, INC.	BEAUFORT CAPITAL PARTNERS LLC

/s/Robert Rositano	/s/Robert Marino
________________________	_______________________________
By: Robert Rositano, Jr., CEO	By: Robert Marino, Managing Member

AS PLEDGOR OF COLLATERAL

COPPER CREEK HOLDINGS, LLC

/s/Robert Rositano

________________________

By: Robert Rositano, Jr.

Its: Managing Member

Exhibit A

Secured Promissory Note

Exhibit B

Stock Pledge Agreement